EXHIBIT 99.1

Presentation slides reflecting preliminary estimates of financial condition and results of operations as of September 30, 2012 and for the fiscal year then ended:

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Balance Sheet

El Capitan Precious Metals, Inc. Condensed Consolidated Balance Sheet - September 30, 2012 (Unaudited)		
	Assets	
Current Assets		$300,518
Other Assets		1,904,143
Total Assets		**2,204,661**
Liabilities and Shareholder Equity		
Current Liabilities		$128,163
Stockholder Equity		2,076,498
		2,204,661

Profit & Loss Statement

El Capitan Precious Metals, Inc Condenced Consolidate Statement of Expnense For the Year Ended September 30, 2012 (Unaudited)		
Operating Expenses		
Exploration and mineral processing research		$611, 106
Legal and accounting		178,909
Administrative compensation		255,000
Other general and administrative		873,400
Miscellaneous Income - Interest		(211)
Net Loss		$1,918,204

Major Cash Operating Expenses

FY 2012 Major Expense Categories		
Legal (SEC and corporate)		$115,667
Accounting (Audit and SEC)		$63,232
Marketing (IB and consulting)		$192,596
Mineral Extraction Process		$215,065
Outside mine consulting fees		$263,057
Filing fees and other fees		$62,710
Insurance (D&O and general liability)		$40,750